PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2008

NEW YORK, NY -- (Marketwire - February 04, 2009) - PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) today announces financial results for its first fiscal quarter ended December 31, 2008.

HIGHLIGHTS
Quarter Ended December 31, 2008
($ in millions, except per share amounts)

Investment portfolio                                               $ 328.8
Net assets                                                         $ 215.7
Net asset value per share                                          $ 10.24

Credit Facility (cost $157.4)                                      $ 109.9

Investment portfolio composition and yield:

    Subordinated debt, second lien secured debt, senior secured
     debt and equity (core)                                        $ 282.0
    Senior secured debt (non-core)                                 $  46.8
    Weighted average yield on debt                                    10.4%
    Weighted average yield on core investments                        11.9%
    Weighted average yield on non-core investments                     4.3%

Operating Results:
    Net investment income                                          $   5.8
    Net investment income per share                                $  0.27
    Distributions declared per share                               $  0.24

Portfolio Activity:
    Purchase of long term investments                              $   0.8
    Sales and repayments of long term investments                  $   2.3

    Number of new portfolio companies invested                           -
    Number of existing portfolio companies invested                      2
    Number of portfolio companies at end of period                      36

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 5, 2009

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 5, 2009 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 723-9509 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4769. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 19, 2009 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #6451210.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2008, our portfolio totaled $328.8 million and consisted of $151.3 million of subordinated debt, $96.6 million of second lien secured debt, $9.3 million of preferred equity, $11.4 million of common equity and $60.2 million of senior secured loans. This compares to our portfolio as of September 30, 2008, which totaled $372.1 million and consisted of $166.2 million of subordinated debt, $104.2 million of second lien secured debt, $9.3 million of preferred equity, $13.6 million of common equity and $78.8 million of senior secured loans.

Our core assets totaled $282.0 million and consisted of investments in nineteen different companies with an average investment size of $14.8 million per company and a weighted average yield of 11.9% on debt investments as of December 31, 2008. This compares to our core assets as of September 30, 2008, which totaled $305.5 million and consisted of investments in nineteen different companies with an average investment size of $16.1 million per company and a weighted average yield of 12.5% on debt investments.

As of December 31, 2008, our non-core senior secured loan portfolio totaled $46.8 million and consisted of eighteen different companies (including one company also in our core portfolio) with an average investment size of $2.6 million, and a weighted average yield of 4.3% on debt investments. This compares to our non-core assets as of September 30, 2008, which totaled $66.6 million and consisted of nineteen different companies (including one company also in our core portfolio) with an average investment size of $3.5 million, and a weighted average yield of 5.2% on debt investments.

Our overall portfolio consisted of thirty-six companies with an average investment size of $9.1 million and a weighted average yield on debt investments of 10.4%, and was invested 46% in subordinated debt, 30% in second lien secured debt, 3% in preferred equity, 3% in common equity and 18% in senior secured loans as of December 31, 2008. This compares to our overall portfolio as of September 30, 2008, which consisted of thirty-seven companies with an average investment size of $10.1 million and a weighted average yield on debt investments of 11.1%, and was invested 45% in subordinated debt, 28% in second lien secured debt, 2% in preferred equity, 4% in common equity and 21% in senior secured loans.

Due to the continued downturn in the leveraged finance credit markets, our portfolio had unrealized depreciation of $42.4 million and $16.1 million for the three months ended December 31, 2008 and December 31, 2007, respectively.

For the three months ended December 31, 2008, we invested approximately $804,000 in two existing portfolio companies. Sales and repayments of long term investments totaled $2.3 million for the same period. This compares to the three months ended December 31, 2007, when we invested $71.0 million across three new and two existing portfolio companies. Sales and repayments of long term investments totaled $4.3 million for the same period.

"We believe that we are well positioned to deal with the challenging market and economic environment," said Arthur Penn, Chairman and Chief Executive Officer. "Our underlying portfolio companies generally have strong interest coverage that is paid to us as interest income and covers our dividend. We have substantial liquidity to make new investments in this opportunistic environment to generate more cash flow, to grow income, and cushion for potential defaults. All of this should translate into a stable dividend stream and over time, growth in Net Asset Value."

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three month periods ended December 31, 2008 and December 31, 2007.

Investment Income

Investment income for the three months ended December 31, 2008 and December 31, 2007, was $12.1 million and $9.0 million, respectively. Investment income for the three months ended December 31, 2008 was primarily attributed to $5.0 million from senior secured loan investments; $3.9 million from second lien secured debt investments; and $2.5 million from subordinated debt investments. This compares to investment income for the three months ended December 31, 2007 which was primarily attributed to $4.2 million from senior secured loan investments; $2.8 million from second lien secured debt investments; and $1.7 million from subordinated debt investments. The remaining investment income for the same periods was primarily attributed to interest income from short-term investments and to net accretion of discount and amortization of premium.

Net Expenses

Net expenses for the three months ended December 31, 2008 and December 31, 2007, totaled $6.3 million and $4.3 million, respectively. Of these totals, $1.8 million and $1.1 million were attributable to credit facility related expenses, and $1.2 million and $1.3 million to general and administrative expenses, respectively, for the same periods. Net base management fee totaled $1.8 million and $1.4 million, and performance-based incentive fee totaled $1.5 million and approximately $447,000, respectively, for the same periods.

Net Investment Income

Net investment income totaled $5.8 million or $0.27 per share, for the three month period ended December 31, 2008, and $4.7 million or $0.23 per share for the three month period ended December 31, 2007.

Net Realized Loss

Sales and repayments of long-term investments for the three month period ended December 31, 2008 totaled $2.3 million and realized losses totaled approximately $887,000 due to sale of a senior secured loan. Sales and repayments of long-term investments totaled $4.3 million, and net realized losses totaled approximately $211,000 for the three month period ended December 31, 2007.

Net Unrealized Depreciation on Investments, cash equivalents and credit facility

On December 31, 2008 and September 30, 2008, net unrealized depreciation on investments and cash equivalents totaled $114.4 million and $72.0 million, respectively, primarily due to the continued downturn in the leveraged finance credit markets. For the period ending December 31, 2008, unrealized appreciation on credit facility was $5.7 million.

Net Decrease in Net Assets from Operations

Net decrease in net assets resulting from operations totaled $31.8 million, or $1.51 per share, for the three month period ended December 31, 2008, primarily due to the overall decline in market values for investments in our portfolio offset to some extent by the decline in market value of our credit facility. Net decrease in net assets resulting from operations totaled $11.5 million or $0.54 per share for the three month period ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

The Company's liquidity and capital resources are generated primarily through its senior secured, multi-currency, $300 million, five-year revolving credit facility maturing in June 2012 as well as from cash flows from operations, investment sales and prepayments, and income earned from investments and cash equivalents. On December 31, 2008, the Company had $157.4 million in borrowings outstanding with a fair market value under GAAP of $109.9 million. Our operating activities resulted in a net cash inflow of $10.0 million and a net cash outflow $253.0 million, respectively, for the three month periods ended December 31, 2008 and December 31, 2007. Our financing activities resulted in a net outflow of cash of $49.7 million and a net cash inflow $76.9 million, respectively, for the same periods, primarily from net repayments and borrowings under our credit facilities.

RETAINED EARNINGS

We adopted SFAS 159 on October 1, 2008 and have made an irrevocable election to apply the fair value option to our credit facility. The fair value option was elected to align the measurement attributes of both assets and liabilities while mitigating volatility in earnings from using different measurement attributes. Upon our adoption, our Net Asset Value increased $41.8 million, or $1.99 per share, due to the fair market value adjustment related to our credit facility.

DISTRIBUTIONS

Distributions declared to stockholders for the three month periods ended December 31, 2008 and December 31, 2007 totaled $5.1 million or $0.24 per share, and $4.6 million or $0.22 per share, respectively. Tax characteristics of all dividends will be reported to stockholders on form 1099-DIV after the end of the calendar year.

                  PENNANTPARK INVESTMENT CORPORATION
                 STATEMENTS OF ASSETS AND LIABILITIES

                                              December 31,
                                                  2008       September 30,
                                               (unaudited)       2008
                                              -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments,
   at fair value (cost--$426,340,080 and
   $427,481,745, respectively)                $ 312,457,194  $ 354,261,950
  Non-controlled, affiliated investments, at
   fair value (cost--$16,855,758 and
   $16,692,261, respectively)                    16,356,181     17,885,870
                                              -------------  -------------
Investments at fair value                       328,813,375    372,147,820
Cash equivalents  (cost--$601,540 and
 $40,249,201, respectively)                         601,540     40,249,201
Interest receivable                               5,830,272      6,046,199
Prepaid expenses and other assets                 1,237,105      1,367,479
                                              -------------  -------------
    Total assets                                336,482,292    419,810,699
                                              =============  =============

Liabilities
Distributions payable                             5,056,505      5,056,505
Unfunded investments                                278,533              -
Credit facility payable (fair value -
 $109,885,306 and $160,204,000,
 respectively), (cost--$157,400,000 and
 $202,000,000, respectively)                    109,885,306    202,000,000
Interest payable                                    805,359        725,317
Management fees payable                           1,820,188         85,896
Performance-based incentive fee payable           1,441,982        123,033
Accrued other expenses                            1,483,388      1,091,688
                                              -------------  -------------
    Total liabilities                           120,771,261    209,082,439
                                              =============  =============

Net Assets
Common stock, par value $0.001 per share,
 100,000,000 shares authorized and 21,068,772
 shares issued and outstanding                       21,069         21,069
Paid-in capital in excess of par                294,586,604    294,586,604
Undistributed (distributions in excess of)
 net investment income                              108,764       (602,660)
Retained Earnings - Cumulative effect of
 adoption of fair value option (credit
 facility)                                       41,796,000              -
Accumulated net realized loss                   (12,137,637)   (11,250,567)
Net unrealized depreciation on investments     (114,382,463)   (72,026,186)
Net unrealized appreciation on credit
 facility                                         5,718,694              -
                                              -------------  -------------

    Total net assets                          $ 215,711,031  $ 210,728,260
                                              -------------  -------------

    Total liabilities and net assets          $ 336,482,292  $ 419,810,699
                                              -------------  -------------
Net asset value per share                     $       10.24  $       10.00
                                              =============  =============

                      PENNANTPARK INVESTMENT CORPORATION
                           STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                   Three months ended
                                              ----------------------------
                                              December 31,   December 31,
                                                  2008           2007
                                              -------------  -------------
Investment income:
From non-controlled, non-affiliated
 investments:
   Interest                                   $  11,359,547  $   8,599,915
   Dividends                                        236,706              -
   Other                                            115,757         19,972
From non-controlled, affiliated investments:
   Interest                                         364,499        383,721
                                              -------------  -------------
     Total investment income                     12,076,509      9,003,608
                                              -------------  -------------

Expenses:
   Base management fee                            1,820,188      1,640,365
   Performance-based incentive fee                1,441,982        447,382
   Interest and other credit facility
    expenses                                      1,837,220      1,097,107
   Administrative services expenses                 620,402        663,690
   Other general and administrative expenses        588,788        628,232
                                              -------------  -------------
   Expenses before base management fee waiver     6,308,580      4,476,776
                                              -------------  -------------
   Base management fee waiver                             -       (205,047)
                                              -------------  -------------
   Net expenses                                   6,308,580      4,271,729
                                              -------------  -------------
   Net investment income                          5,767,929      4,731,879
                                              -------------  -------------

Realized and unrealized gain (loss) on
 investments, cash equivalents and credit
 facility:
Net realized loss on investments and cash
 equivalents                                       (887,070)      (210,891)
Net change in unrealized appreciation
 (depreciation) on:
   Non-controlled, non-affiliated
    investments and cash equivalents            (40,663,091)   (15,801,986)
   Non-controlled, affiliated investments        (1,693,186)      (255,658)
   Credit facility                                5,718,694              -
                                              -------------  -------------
   Net change in unrealized appreciation
    (depreciation)                              (36,637,583)   (16,057,644)
                                              -------------  -------------
Net realized and unrealized loss from
 investments, cash equivalents, and credit
 facility                                       (37,524,653)   (16,268,535)
                                              -------------  -------------
Net decrease in net assets resulting from
 operations                                   $ (31,756,724) $ (11,536,656)
                                              =============  =============
Loss per common share                         $       (1.51) $       (0.54)
                                              =============  =============

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us on the web at:  www.pennantpark.com